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                                   EXHIBIT 5.1

                       OPINION OF GARVEY, SCHUBERT & BARER

May 8, 1998

Data Dimensions, Inc.
411 108th Avenue N.E.
Suite 2100
Bellevue, Washington 98004

        RE: FORM S-3 REGISTRATION STATEMENT

Gentlemen:

        We have acted as counsel for Data Dimensions, Inc. (the "Company") in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 539,892 shares of common stock (the "Shares") of the Company, $.001 par value, to be sold from time to time by Eugene M. Stabile, the current holder of the Shares (the "Selling Shareholder").

        We have reviewed those documents, corporate records, and other instruments we have deemed necessary for the purposes of this opinion. As to matters of fact which have not been independently established, we have relied upon representations of the Company's officers. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to original documents of all documents submitted to us as copies.

        Based on the foregoing, and subject to the assumptions and limitations set forth herein, it is our opinion that, under the corporate laws of the State of Delaware, the Shares to be offered and sold by the Selling Shareholder have been duly authorized under the Company's Articles of Incorporation and are validly issued, fully paid, and nonassessable securities of the Company.

        This opinion is dated as of the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under Item 5 in the Registration Statement.

                             Sincerely,

                             /s/ Garvey, Schubert & Barer

                             GARVEY, SCHUBERT & BARER


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